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PRESS RELEASE
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For more information:       Paul Heagen
                            Office:   (502) 627-2877
                            Home:     (502) 425-4002



For Immediate Release            December 8, 1995




             Kentucky Public Service Commission Approves
                 Trimble County Settlement Agreement
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    Louisville -- The Kentucky Public Service Commission (PSC) today approved the settlement agreement filed by Louisville Gas and Electric Company (LG&E) and intervening parties including various consumer interest and government agencies on costs associated with the Trimble County power plant. The agreement calls for refunds totaling $28.3 million to current electric customers. Customers will receive a credit on their monthly bill for the next five years beginning January 1996. The average residential credit will be approximately $5.00 a year. This final agreement will end the dispute that has been pending before the PSC and Kentucky's courts for over fifteen years.